UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material under Rule 14a-12

Calgon Carbon Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

This filing consists of powerpoint slides used during a presentation to Calgon Carbon Corporation employees made by Randall S. Dearth, the Chairman, President and Chief Executive Officer of Calgon Carbon Corporation, at an employee town hall held on September 21, 2017.

Calgon Carbon Corporation Acquisition by Kuraray Co., Ltd. September 21, 2017 Content provided in the attached presentation is confidential

Safe Harbor Statement   “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995   This communication contains “forward-looking” statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, known as the PSLRA. These statements, as they relate to Calgon Carbon or Kuraray, their respective management or the proposed merger between Calgon Carbon and Kuraray, involve risks and uncertainties that may cause results to differ materially from those set forth in these statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. No forward-looking statement can be guaranteed, and actual results may differ materially from those projected. Neither Calgon Carbon nor Kuraray undertakes any obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by law. Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions and projections about the business and future financial results, and other legal, regulatory and economic developments. Statements that use words such as “anticipates,” “believes,” “plans,” “expects,” “projects,” “future,” “intends,” “may,” “will,” “should,” “could,” “estimates,” “predicts,” “potential,” “continue,” “guidance,” and similar expressions identify these forward-looking statements that are intended to be covered by the safe harbor provisions of the PSLRA. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including: the failure to obtain governmental approvals of the merger on the proposed terms and schedule, and any conditions imposed on Calgon Carbon, Kuraray or the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of Calgon Carbon and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the merger may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness and indebtedness incurred in connection with the merger; worldwide and regional economic, business, and political conditions; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; the ability to compete with others in the industries in which Calgon Carbon or Kuraray operate; the effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located; matters relating to operating facilities; the effect and costs of claims (known or unknown) relating to litigation and environmental remediation; the ability to develop and further enhance technology and proprietary know-how; the ability to attract and retain key personnel; disruption from the merger making it more difficult to maintain relationships with customers, employees or suppliers; changes in the economic climate in the markets in which Calgon Carbon or Kuraray own and operate their respective businesses; the overall level of economic activity; the availability of consumer credit and mortgage financing, unemployment rates and other factors; Calgon Carbon’s ability to successfully integrate the November 2, 2016 acquisition of the assets and business of the wood-based activated carbon, reactivation, and mineral-based filtration media of CECA and achieve the expected results of the acquisition, including any expected synergies and the expected future accretion to earnings; changes in, or delays in the implementation of, regulations that cause a market for Calgon Carbon’s or Kuraray’s products; Calgon Carbon’s or Kuraray’s ability to successfully type approve or qualify its products to meet customer and end market requirements; changes in competitor prices for products similar to Calgon Carbon’s or Kuraray’s; higher energy and raw material costs; costs of imports and related tariffs; unfavorable weather conditions and changes in market prices of natural gas relative to prices of coal; changes in foreign currency exchange rates and interest rates; changes in corporate income and cross-border tax policies of the United States and other countries; labor relations; the availability of capital and environmental requirements as they relate to both Calgon Carbon’s or Kuraray’s operations and to those of Calgon Carbon’s or Kuraray’s customers; borrowing restrictions; the validity of and licensing restrictions on the use of patents, trademarks and other intellectual property; pension costs; the results of litigation involving Calgon Carbon or Kuraray; information security breaches and other disruptions that could compromise Calgon Carbon’s or Kuraray’s information and expose Calgon Carbon or Kuraray to business interruption, increased costs, liability and reputational damage; and additional risks associated with the conduct of Calgon Carbon’s or Kuraray’s business, such as failure to achieve expected results and the risks that are described from time to time in Calgon Carbon’s reports filed with the SEC, including its annual report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017.

Safe Harbor Statement   Additional Information and Where to Find It   In connection with the proposed merger, a preliminary proxy statement on Schedule 14A will be filed with the SEC. CALGON CARBON STOCKHOLDERS ARE ENCOURAGED TO READ THE PRELIMINARY PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement will be mailed to stockholders of Calgon Carbon holding shares as of the record date, which has not been set at this time. Investors and securityholders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov or from Calgon Carbon at the “Investors” section of its website, accessible via http://www.calgoncarbon.com/, or by contacting Dan Crookshank, Director – Investor Relations and Treasurer, at (412) 787-6795.   Participants in Solicitation   Calgon Carbon and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger. Information concerning such participants is set forth in the proxy statement, filed with the SEC on Schedule 14A on March 23, 2017, for Calgon Carbon’s 2017 Annual Meeting of Stockholders and in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on March 1, 2017. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed merger will be included in the proxy statement in respect of the proposed merger (and other relevant materials) to be filed with the SEC when they become available.

Agenda Today’s announcement Who is Kuraray? Why is Kuraray interested in Calgon Carbon? What is the vision for the combined business? What is the timing? Additional thoughts… Q&A

Kuraray to Acquire Calgon Carbon Approximately a $1.3 billion, all-cash transaction, including the assumption of net debt $21.50 / per share Kuraray has indicated that Calgon Carbon will operate as a separate subsidiary and report into the Functional Materials business of Kuraray Targeting a closing by the end of December, 2017

Who is Kuraray? Specialty chemical company with global businesses in: Vinyl acetate and PVA-related products Isoprene technologies Fibers and textiles Functional materials (including Carbon Materials) Started in 1926, now considered pioneers in vinyl acetate technology used in a variety of applications including packaging, insulation, plastics and films 2016 sales of approximately $4.5 billion Headquartered in Tokyo with 8,600 global employees, with subsidiaries in 28 countries Carbon materials business with complementary products to CCC Coconut shell based activated carbon Coal based activated carbon

Kuraray Business Portfolio Business Unit Plant Locations Main Products Vinyl Acetate Americas Europe Asia PVA Resin PVA Film PVB Film Ionomer Sheet EVOH Resin Isoprene Americas Asia Isoprene Chemicals Liquid Rubber Thermoplastic Elastomer Heat-resistant Polyamide Resin Functional Materials Asia Methacrylic Resin Dental Materials Man-made Leather Activated Carbon Fibers & Textiles Asia PVA Fiber Nonwoven Fabric High-strength Polyarylate Fiber Hook & Loop Fasteners

Kuraray Net Sales by Business Segment (2016)

Kuraray Net Sales by Region (2016)

Why is Kuraray Interested in Calgon Carbon? Supports Kuraray’s goal to expand their business with products that improve the environment Expands activated carbon materials business globally in water purification and energy Recognizes Calgon Carbon’s leading North American and European brands, along with our strong R&D, which will accelerate growth With Calgon Carbon, Kuraray’s Functional Materials company (including Activated Carbon) will become its third core business Desire to build upon our strong global platform Provides ability to optimize activated carbon production through the exchange of best practices and strategic management of supply

Kuraray's Targeted Illustrative Business Portfolio Develop Carbon Materials Business as Kuraray’s Third Core

Vision for Combined Businesses Manufacturer and marketer of coconut shell and high performance coal activated carbon Sales primarily in Japan and Asia Strength in specialty solutions and high end areas Water purification Air purifiers Capacitors Manufacturing facilities: 3 Distribution channels: 4 countries 2016 sales: approx. $145 million Employees: 300* Manufacturer of coal-based and wood based AC Key player in filter aids in Europe (diatomaceous earth and perlites) The most comprehensive activated carbon product portfolio Leader in AC reactivation Strong global presence Manufacturing facilities: 20 Distribution channels: 16 countries 2016 sales: $514 million Employees: 1334* AC = Activated carbon *as of 12/31/2016 Kuraray Activated Carbon Materials ProForma Comprehensive activated carbon manufacturer with coal, coconut, and wood based AC Global player contributing to solving environmental issues Clear technology leader with world-class R&D capabilities to support global customers and future products Combined approximate sales of > $750 million Total employees: 1634* Calgon Carbon Kuraray Activated Carbon Materials

Project Timing Remains subject to customary closing conditions including regulatory approvals Shareholders will receive a proxy statement for a special meeting of the Calgon Carbon stockholders Targeting a closing by the end of December, 2017

Operational continuity is critical Calgon Carbon will become part of a larger, stronger global company with resources to grow our business 2017 cash bonus targets remain unchanged Additional Thoughts…

Q&A